E X H I B I T 23(b)
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                         Consent of Independent Auditors
Board of Directors
Pall Corporation:

We consent to the incorporation by reference in the registration statement on Form S-8 of Pall Corporation, covering the registration of 400,000 shares of its common stock and 400,000 of its common share purchase rights authorized for issuance under its 2001 Stock Option Plan for Non-Employee Directors, of our reports dated August 29, 2001 relating to the consolidated financial statements and related schedule of Pall Corporation and subsidiaries as of July 28, 2001 and July 29, 2000 and for each of the years in the three-year period ended July 28, 2001. Such financial statements and related schedule and our reports thereon are incorporated by reference or appear in the annual report on Form 10-K of Pall Corporation for the fiscal year ended July 28, 2001.


                                            /s/KPMG LLP





Melville, New York
January 17, 2002